                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ] Confidential, for Use of the
[X]   Definitive Proxy Statement                 Commission Only (as
[ ]   Definitive Additional Materials            permitted by  Rule 14a-6(e)(2))
[ ]   Soliciting Material Pursuant to Rule
      14a-11(c) or Rule 14a-12


                                 Matritech, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: NOT APPLICABLE

      (2) Aggregate number of securities to which transactions applies: NOT APPLICABLE

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): NOT APPLICABLE

      (4)   Proposed maximum aggregate value of transaction:  NOT APPLICABLE

      (5)   Total fee paid: NOT APPLICABLE

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid: NOT APPLICABLE

      (2)   Form, Schedule or Registration Statement No.: NOT APPLICABLE

      (3)   Filing Party: NOT APPLICABLE

      (4)   Date Filed: NOT APPLICABLE

                                 MATRITECH, INC.
                                330 NEVADA STREET
                           NEWTON, MASSACHUSETTS 02460

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 16, 2000

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Matritech, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 16, 2000, at 10:00 a.m., local time, at the Sheraton Newton, 320 Washington Street, Newton, Massachusetts 02458, for the following purposes:

            I. To elect a Board of Directors for the ensuing year.

            II. To approve an amendment to the Company's 1992 Stock Plan (the "1992 Plan") to increase the number of shares of Common Stock authorized for issuance pursuant to the 1992 Plan from 1,500,000 shares to 2,500,000 shares.

            III. To approve an amendment to the Company's Amended and Restated 1992 Non-Employee Director Stock Option Plan (the "Director Plan") to increase the number of shares of Common Stock authorized for issuance pursuant to the Director Plan from 215,000 shares to 465,000 shares.

            IV. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2000.

            V. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Only stockholders of record at the close of business on April 21, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                       By Order of the Board of Directors,



                                       John S. Doherty, Jr., Secretary
Newton, Massachusetts
May 12, 2000

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                                 MATRITECH, INC.
                                330 NEVADA STREET
                           NEWTON, MASSACHUSETTS 02460

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 16, 2000

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Matritech, Inc. (the "Company" or "Matritech") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 16, 2000 at 10:00 a.m., local time, at the Sheraton Newton, 320 Washington Street, Newton, Massachusetts 02458.

      Only stockholders of record as of April 21, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments thereof. As of that date, there were 24,971,135 shares of Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised.

      The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." With respect to the election of a Board of Directors, any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

      In addition to the election of directors, the stockholders will consider and vote upon proposals to approve amendments to the Company's 1992 Stock Plan (the "1992 Plan") and to its Amended and Restated 1992 Non-Employee Director Stock Option Plan (the "Director Plan") and a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

      The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      An Annual Report, containing financial statements for the fiscal year ended December 31, 1999, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about May 12, 2000.

                             SECURITIES OWNERSHIP OF
                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of March 31, 2000, certain information regarding the ownership of shares of the Company's Common Stock by: (i) each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, (ii) each director and nominee of the Company, (iii) each Named Officer (as defined below) and (iv) all current directors and executive officers as a group:

                                                                          AMOUNT AND NATURE
                                                                            OF BENEFICIAL      PERCENT OF
                 NAME AND ADDRESS OF BENEFICIAL OWNER (1)                   OWNERSHIP (2)       CLASS (3)
                 ----------------------------------------                   -------------       ---------
Stephen D. Chubb (4) ...........................................              575,386              2.3%

David L. Corbet (5) ............................................              196,395                *

Patrick A. Maley (6) ...........................................               25,000                *

Ying-Jye Wu (7) ................................................               67,644                *

David Rubinfien (8) ............................................               47,149                *

Richard A. Sandberg (9) ........................................                5,000                *
  c/o Lifecodes Corporation
  550 West Avenue
  Stamford, CT 06902

T. Stephen Thompson (10) .......................................               57,649                *
  c/o Imtech International
  150 Fairway Drive
  Vernon Hills, IL 60661

C. William Zadel (11) ..........................................               43,800                *
  c/o Millipore Corporation
  80 Ashby Road
  Bedford, MA 01730

Forstmann-Leff Associates, Inc. (12) ...........................            1,805,925              7.3
  590 Madison Avenue
  New York, NY 10022

FLA Advisers L.L.C. (13) .......................................            1,605,325              6.4
  590 Madison Avenue
  New York, NY 10022

Veron International Limited (14) ...............................            2,387,010              9.6
  ChinaChem Golden Plaza, Top Floor, 77 Mody Road
  Tsimshatsui, Kowloon, Hong Kong, China

Zero Stage Capital VI Limited Partnership (15) .................            1,325,581              5.3
  101 Main Street, 17th Floor
  Cambridge, MA  02142

All executive officers and directors as a group (9 persons) (16)            1,028,023              4.0

-----------------------------

*     Indicates less than 1% of outstanding common stock.

(1) Unless otherwise indicated, the address of each person listed on the table is c/o Matritech, Inc., 330 Nevada Street, Newton, MA 02460.

(2) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned based upon information provided to the Company by the directors, officers and principal stockholders.

(3) The number of shares of Common Stock deemed outstanding for this calculation includes (i) 24,908,635 shares of Common Stock outstanding on March 31, 2000 and (ii) all Common Stock underlying stock options which are currently exercisable or will become exercisable on March 31, 2000 or within 60 days thereafter by the person or group in question.

(4) Mr. Chubb's beneficial ownership includes 174,584 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(5) Mr. Corbet's beneficial ownership includes 191,329 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter. Mr. Corbet holds all of his issued shares jointly with his wife.

(6) Mr. Maley's beneficial ownership includes 25,000 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(7) Dr. Wu's beneficial ownership includes 43,759 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(8) Mr. Rubinfien's beneficial ownership includes 47,149 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(9) Mr. Sandberg's beneficial ownership includes 5,000 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(10) Mr. Thompson's beneficial ownership includes 47,149 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(11) Mr. Zadel's beneficial ownership includes 42,800 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

(12) Includes 1,605,325 shares with respect to which Forstmann-Leff Associates, Inc. ("FLA") shares voting and dispositive power. The beneficial ownership of FLA includes shares beneficially owned by FLA Asset Management LLC ("FLAM") and FLA Advisers L.L.C. ("FLALLC"). All statements contained herein with respect to FLA are based solely upon information contained in Amendment No. 5 to Schedule 13G filed with the SEC on behalf of FLA on February 11, 2000.

(13) Includes 1,578,925 shares with respect to which FLALLC shares voting and dispositive power. All statements contained herein with respect to FLALLC are based solely upon information contained in Amendment No. 5 to Schedule 13G filed with the SEC on behalf of FLALLC on February 11, 2000.

(14) All statements contained herein with respect to Veron International Limited ("Veron") are based solely upon information contained in Schedule 13G filed with the SEC on behalf of Veron on November 29, 1999.

(15) Zero Stage Capital Associates VI, LLC, the general partner of Zero Stage Capital VI Limited Partnership ("Zero Stage"), and Zero Stage Capital Co., Inc. may also be deemed to beneficially own these shares. Mr. Chubb, the Company's Chairman and Chief Executive Officer, is a limited partner of Zero Stage Capital VI Limited Partnership. All statements contained herein with respect to Zero Stage are based solely upon information contained in Amendment No. 1 to Schedule 13G filed with the SEC on behalf of Zero Stage on February 14, 2000.

(16) Includes 586,770 shares issuable upon exercise of outstanding stock options exercisable on March 31, 2000 or within 60 days thereafter.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

      The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) FOR the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

      Nominated for election to the Company's Board of Directors are: Stephen D. Chubb; David L. Corbet; David Rubinfien; Richard A. Sandberg; T. Stephen Thompson and C. William Zadel. Dr. J. Robert Buchanan, who served on the Company's Board of Directors for 4 years, resigned as a director on March 31, 2000 to devote more time to other activities. In connection with Dr. Buchanan's resignation, the Company's Board of Directors has resolved to decrease the size of the Board of Directors from seven members to six members. Each of the nominees currently serves as a director of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      The Board of Directors met seven times and acted by unanimous written consent three times during the fiscal year ended December 31, 1999. The Audit Committee of the Board of Directors, of which Messrs. Sandberg, Thompson and Zadel are members, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Audit Committee met once during the fiscal year ended December 31, 1999. The Compensation Committee of the Board of Directors, of which Messrs. Rubinfien, Sandberg and Thompson are members, reviews and makes recommendations concerning executive compensation, and administers the 1992
Plan and the Company's 1992 Employee Stock Purchase Plan. The Compensation Committee met once and acted by unanimous written consent two times during the fiscal year ended December 31, 1999. The Board of Directors does not currently have a standing nominating committee. With the exception of T. Stephen Thompson, who attended five out of the seven meetings of the Board of Directors and C. William Zadel, who attended five out of the seven meetings of the Board of Directors, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all Committees on which he served during the fiscal year ended December 31, 1999.

                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the nominees to be elected as directors at the Annual Meeting, and the executive officers of the Company, their ages as of April 21, 2000, and the positions currently held by each such person with the
Company:

NAME                                              AGE        POSITION
----                                              ---        --------
Stephen D. Chubb (1).......................       56         Chairman, Director and Chief Executive Officer
David L. Corbet (1)........................       46         Director, President and Chief Operating Officer
John S. Doherty, Jr. (1)...................       52         Vice President, Finance, Chief Financial Officer,
                                                             Treasurer and Secretary
Patrick A. Maley (1).......................       50         Vice President, Sales and Marketing
Ying-Jye Wu, Ph.D. (1).....................       51         Vice President, Research and Development
David Rubinfien (2)........................       78         Director
Richard A. Sandberg (2)(3).................       57         Director
T. Stephen Thompson (2)(3).................       52         Director
C. William Zadel (3).......................       56         Director

-------------------------

(1) Officers of the Company are elected annually by the Board of Directors and serve until the next Annual Meeting of the Board of Directors and until their respective successors are elected and qualified, or until their earlier resignation or removal.

(2)   Member of Compensation Committee.

(3)   Member of Audit Committee.

      Mr. Chubb, a founder of Matritech, has been Chairman since October 1993 and a director and Matritech's Chief Executive Officer since the Company's inception in 1987. Mr. Chubb was the Company's President until October 1993 and was also Treasurer of the Company until March 1992. From 1984 to 1986, Mr. Chubb served as President and Chief Executive Officer of T Cell Sciences, Inc., a publicly-traded biotechnology company. Prior to 1984, Mr. Chubb was President and Chief Executive Officer of Cytogen Company, also a publicly-traded biotechnology company. He currently serves as a director of Charles River Laboratories, a privately-held medical products company and i-STAT Corporation, a publicly-traded medical equipment company.

      Mr. Corbet has been Matritech's President, Chief Operating Officer and a director since October 1993, and joined the Company in April 1993 as Executive Vice President. Prior to joining Matritech and since 1991, Mr. Corbet had served as President and Chief Operating Officer of T Cell Diagnostics, Inc., a subsidiary of T Cell Sciences, Inc. which is a publicly-traded biotechnology company, and served in various other executive and managerial offices there since 1985.

      Mr. Doherty has been Matritech's Vice President, Finance, Chief Financial Officer, Treasurer and Secretary since September 1999. From 1998 to 1999, Mr. Doherty served as Vice President of Corporate Ventures and Taxes of Global Knowledge Network, a privately-held information technology training company. From 1977 to 1998, Mr. Doherty served in various positions at Digital Equipment Corporation, a publicly-traded manufacturer of computer software and products, most recently as Director of Acquisitions and Investments from 1992 to 1998.

      Mr. Maley has been Matritech's Vice President, Sales and Marketing since March 1999. From 1995 to 1998, Mr. Maley served as Vice President, Sales and Marketing of ZOLL Medical Corporation, a publicly-traded medical device company. From 1992 to 1995, Mr. Maley served as Vice President, Marketing of Mansfield, a division of Boston Scientific Corporation, a publicly-traded medical device company. Prior to 1992, Mr. Maley served as Vice President Sales/Marketing for ASI, a urology start-up, and Alcon, a pharmaceutical and medical device company.

      Dr. Wu has been Matritech's Vice President, Research and Development since April 1999 and also from March 1995 to February 1997. From February 1997 to April 1999, he was Matritech's Vice President, Product Development and from December 1992 to March 1995 he was Matritech's Vice President, Research. From June 1990 to December 1992, Dr. Wu served as Director of Cell Biology of CytoMed, Inc., a biotechnology company. From 1987 to 1990, Dr. Wu was a manager of research and development at Pharmacia ENI Diagnostics, Inc., a biotechnology company.

      Mr. Rubinfien has served as a director of Matritech since May 1988. Mr. Rubinfien served as Chairman and President of Systemix Inc., a biotechnology company, from 1989 through 1991 and as President and Chief Executive Officer of Microgenics Company, a medical diagnostics company, from 1985 through 1987. Mr. Rubinfien currently serves as a director of Molecular Biosystems, Inc., a publicly-traded biomedical company; and several private companies.

      Mr. Sandberg has served as a director of Matritech since April 1999. Mr. Sandberg is a private investor and serves as Chairman of the Board of Lifecodes Corporation, a privately-held DNA diagnostics company, which position he has held since May 1997. He also serves as chairman or director of other private companies in the healthcare, energy and database fields. From 1983 to 1998, Mr. Sandberg served in a variety of positions, including Chairman, Chief Executive Officer and Chief Financial Officer at DIANON Systems, Inc., a publicly-traded oncology marketing and database company. Mr. Sandberg currently serves as a director of UroMed Corporation, a publicly-traded medical device company.

      Mr. Thompson has served as a director of Matritech since May 1994. Mr. Thompson is President, Chief Executive Officer and a director of Immtech International, Inc., a privately-held biopharmaceutical company, which positions he has held since 1992. From 1986 to 1992, Mr. Thompson held a number of management positions, most recently as President and Chief Executive Officer, at Amersham Corporation, a subsidiary of Amersham International plc., which is a publicly-traded life science and health care company.

      Mr. Zadel has served as a director of Matritech since December 1995. Mr. Zadel is Chairman, President, Chief Executive Officer and a director of Millipore Corporation, a publicly-traded laboratory equipment company, which positions he has held since April 1996. From 1985 through 1995, Mr. Zadel served as President and Chief Executive Officer of Ciba Corning Diagnostics Corporation, a biotechnology company. Mr. Zadel currently serves, and has served since 1989, as a director of Kulicke & Soffa Industries, Inc., a publicly-traded semiconductor assembly equipment company.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company for services rendered to the Corporation for the fiscal years ended December 31, 1999, 1998 and 1997 to Mr. Chubb, the Company's Chairman and Chief Executive Officer, Mr. Corbet, Mr. Maley, and Dr. Wu, the next three most highly compensated executive officers of the Company as of December 31, 1999 (the "Named Officers"). No other executive officers earned total salary and bonus exceeding $100,000 during fiscal 1999. The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") and did not make any long-term incentive plan payouts during fiscal 1999:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                              ANNUAL COMPENSATION       COMPENSATION
                                                                           AWARDS
                                                                                               ALL
                                                                         SECURITIES           OTHER
NAME AND                                      SALARY        BONUS        UNDERLYING        COMPENSATION
PRINCIPAL POSITION                 YEAR        ($)           ($)         OPTIONS(#)           ($)(1)
------------------                 ----       ------       -------       ----------           ------

Stephen D. Chubb                   1999       $212,200      $34,376          9,316            $836
   Chairman, Director and          1998        212,669       24,882         47,300             205
   Chief Executive Officer         1997        205,461       33,825          8,456             156


David L. Corbet                    1999       $182,700      $24,664          6,684            $239
   Director, President and         1998        182,931       17,836         37,400             205
   Chief Operating Officer         1997        176,663       24,269          6,067             156


Ying-Jye Wu                        1999       $137,800      $18,465         12,504            $242
   Vice President, Research        1998        132,739       11,814         18,200             205
   and Development                 1997        125,261       16,875          4,219             150

Patrick A. Maley (2)               1999       $108,139      $11,099        103,008            $132
   Vice President, Sales           1998             --           --             --              --
   and Marketing                   1997             --           --             --              --

--------------------

(1) Such compensation represents insurance premiums paid by the Company with respect to term life insurance for such individual.

(2) Mr. Maley joined the Company as Vice President, Sales and Marketing in March 1999.

OPTIONS

      The following table sets forth information concerning options granted during the fiscal year ended December 31, 1999 under the 1992 Plan to the Named
Officers:

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                                 Potential Realizable Value
                                                                                 at Assumed Annual Rates of
                                                                                  Stock Price Appreciation
                             Individual Grants(2)                                    for Option Term (6)
-------------------------------------------------------------------------------  ----------------------------
                           Number of     Percent of
                          Securities       Total
                          Underlying      Options
                           Options       Granted to     Exercise     Expiration
         Name              Granted        Employees       Price          Date              5%($)        10%($)
                             (#)          in Fiscal     ($/Share)
                                         Year(%)(7)
--------------------------------------------------------------------------------------------------------------
Stephen D. Chubb           9,316 (3)        2.27%        $3.69         12-20-09        $21,619      $ 54,787


David L. Corbet            6,684 (3)        1.63          3.69         12-20-09         15,511        39,308


Ying-Jye Wu                7,500 (4)        1.82          1.34          6-25-09          6,320        16,017

                           5,004 (3)        1.22          3.69         12-20-09         11,612        29,428


Patrick A. Maley         100,000 (5)       24.33          1.56          3-29-09         98,108       248,624

                           3,008 (5)        0.73          3.69         12-20-09          6,980        17,690


 -------------------------

(1)   The Company did not grant any SARs in 1999.

(2) Stock options were granted under the 1992 Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(3) The options have a term of ten years from the date of grant and become exercisable as to 33-1/3% of the shares covered on each of January 7, 2001, 2002 and 2003.

(4) The options have a term of ten years from the date of grant and become exercisable as to 33-1/3% of the shares covered on each of the second, third and fourth anniversaries of the date of grant.

(5) The options have a term of ten years from the date of grant and become exercisable as to 25% of the shares covered on each of the first four anniversaries of the date of grant.

(6) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(7) A total of 411,003 options were granted to employees in 1999 under the 1992 Plan.

      The following table sets forth certain information concerning options held by the Named Officers on December 31, 1999.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES (1)

                                                                                Number of
                                                                                Securities
                                                                                Underlying
                                                                           Unexercised Options    Value of Unexercised
                                                                             at December 31,      In-the-Money Options
                                                                                 1999 (#)         at December 31, 1999
                                        Shares Acquired        Value           Exercisable/       ($)(2) Exercisable/
                Name                    on Exercise (#)     Realized ($)       Unexercisable          Unexercisable
------------------------------------------------------------------------------------------------------------------------
Stephen D. Chubb....................           --                 --         173,301/101,492        $14,661/ $43,983
David L. Corbet.....................           --                 --          230,134/77,391         159,374/33,821
Ying-Jye Wu.........................         11,000           $21,840         76,030/37,369          36,949/15,891
Patrick A. Maley....................           --                 --            0/103,008              0/175,250


---------------

(1)   The Company has never granted any SARs.

(2) Value is based on the difference between the option exercise price and $3.3125, the fair market value of the Company's Common Stock on December 31, 1999, the last trading day for the fiscal year ended December 31, 1999, multiplied by the number of shares of Common Stock underlying the options.

COMPENSATION OF DIRECTORS

      Currently, non-employee directors do not receive cash compensation for attendance at meetings of the Board of Directors and of its committees, but receive compensation in the form of options to purchase Common Stock of the Company pursuant to the Director Plan and the 1992 Plan. The Director Plan includes two types of option grants: (a) each non-employee director who first became or becomes a member of the Board of Directors on or after June 7, 1996 is automatically granted on the date of such election, without further action by the Board, an option (an "Initial Option") to purchase 10,000 shares of the Company's Common Stock which vests over a four-year period and (b) annually, each non-employee director is automatically granted as of the date of the Annual Meeting of Stockholders in such year an option (an "Annual Option") to purchase 10,000 shares of Common Stock which vests over a one-year period. Any non-employee who becomes a director after the Annual Meeting of Stockholders in any year shall be entitled to receive, in addition to the Initial Option, a fraction of the Annual Option equal to (x) divided by twelve (12), where (x) equals the number of complete months remaining until the first anniversary of the preceding Annual Meeting of Stockholders. In addition, certain directors have received options to purchase Common Stock of the Company pursuant to the 1992 Plan. The Board of Directors approved the June 1998 grant to Mr. Rubinfien of options to purchase 10,000 shares of the Company's Common Stock which vests over a one-year period. The Board of Directors also approved the June 1999 grant to each of Messrs. Rubinfien, Sandberg, Thompson and Zadel of options to purchase 10,000 shares of the Company's Common Stock which vests over a one-year period. All options granted pursuant to the Director Plan and the 1992 Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and expire ten years after the date of grant. Directors are also reimbursed for their expenses incurred in attending meetings of the Board of Directors and committees thereof.

      Directors who are employees of the Company receive no additional compensation for service on the Board of Directors or its committees.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the "Committee") is currently composed of David Rubinfien, Richard A. Sandberg and T. Stephen Thompson, none of whom is currently an officer or employee of the Company.

      The functions of the Committee are to establish salaries and incentive compensation for the Company's executive officers and to administer the 1992 Plan and the Company's 1992 Employee Stock Purchase Plan.

      The Company's executive compensation programs are designed (i) to attract and retain experienced and well qualified executives capable of leading the Company to meet its business objectives, and (ii) to motivate them to enhance long-term stockholder value. In setting the compensation level for executive officers, the Committee is guided by the following considerations:

      - Compensation levels should be competitive with compensation generally being paid to executives in the biotechnology industries to ensure the Company's ability to attract and retain superior executives;

      - Each individual executive officer's compensation should reflect the performance of the Company as a whole, the performance of the officer's business unit, if applicable, and the performance of the executive officer; and

      - A significant portion of executive officer compensation should be paid in the form of equity-based incentives to link closely stockholder and executive interests and to encourage stock ownership by executive officers.

      An executive's total compensation package includes a cash salary and bonus determined by the Committee, long-term incentive compensation in the form of stock options and various benefits, including a 401(k) retirement plan and medical insurance plans that are available to all employees of the Company. Salaries of the Company's Chief Executive Officer and the next three most highly compensated executives during fiscal 1999 are listed in the "Summary Compensation Table" found on page 8. The Committee reviews executive salaries at least once per year and, while it is not required to do so, it may in its discretion increase these salaries. The Committee attempts to keep the Company's compensation programs competitive by comparing them with those of other local and national companies in the industry. The Committee also attempts to balance the compensation level for an individual executive against his or her specific job requirements, including the individual's influence on obtaining corporate objectives.

      Cash Compensation. The Committee sets the annual salaries for individual executives by reviewing the salaries historically paid at the Company, the salaries paid by the Company's competitors to persons holding comparable positions and compensation studies prepared by independent third parties. The Committee determines any increases in annual salaries and bonuses based on a comparison of the executive's actual performance against his or her performance objectives, as well as on various subjective factors. The performance objectives for each executive depend on his or her area of responsibility and may include achievement of the performance objectives in the areas of product commercialization, clinical trials, corporate partnering, and financings, as well as other financial objectives. Among the subjective factors considered by the Committee are the executive's ability to provide leadership, to develop the Company's business, to promote the Company's image with its customers and stockholders and to manage the Company's continuing growth. The Committee also solicits and considers performance reviews and recommendations from senior management in establishing compensation levels for all but the Chief Executive Officer.

      Equity Compensation. The Company's equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) tie compensation to creating long-term shareholder value, (iii) encourage executive officers to remain with the Company and to promote the Company's business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company's Common Stock.

      The Committee has granted options to executive officers as the long-term incentive component of the executive officers' total compensation package. The Committee generally grants options that become exercisable over a four-year period as a means of encouraging executives to remain with the Company and to promote its success. In fiscal 1999, the Committee only awarded the Company's executives stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases and the Company's stockholders have also benefited.

      In deciding whether to grant options and in determining the number of shares to be subject to such options, the Committee generally reviews the option holdings of each of the executive officers, including the number of unvested options and the then-current value of such unvested options. The number of options granted to certain of the most highly compensated executive officers of the Company in fiscal 1999 is set forth in the table captioned "Option Grants in Last Fiscal Year" found on page 9. The total options held by each of these executives at December 31, 1999 is set forth in the table captioned "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" found on page 10.

      CEO Compensation. With respect to the compensation of the Company's Chief Executive Officer, Mr. Chubb's salary was $212,200 in 1999. In addition, Mr. Chubb was granted a cash bonus in the amount of $34,376 in 1999. On December 20, 1999, he received options under the Company's 1992 Plan to purchase up to 9,316 shares of the Company's Common Stock at an exercise price of $3.69 per share. These options become exercisable as to 33-1/3% of the shares covered on each of January 7, 2001, 2002 and 2003. All options granted to Mr. Chubb during 1999 expire ten years from the date of grant and have exercise prices equal to 100% of the fair market value of the Company's Common Stock as of the date of grant. In arriving at the level of compensation for Mr. Chubb, the Committee attempted to measure Mr. Chubb's contribution to the progress made by the Company during 1999 toward the achievement of the Company's principal objectives, but the Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based. The Committee concluded that the Company had made significant progress during 1999 towards achieving its objectives, including obtaining a recommendation from the U.S. Food and Drug Administration to use the NMP22(R) Test Kit for bladder cancer in testing previously undiagnosed individuals who have symptoms of or are at risk for bladder cancer, obtaining approval from the State Drug Administration in the People's Republic of China to sell the Company's NMP22(R) Test Kit for bladder cancer in the People's Republic of China, entering into an agreement with General Biologicals in Taiwan for the distribution of the NMP22(R) Test Kit for bladder cancer as part of a screening program in Taiwan, completing successful equity financings in April and November 1999, and successfully redirecting the Company's research and development budget, while producing encouraging preliminary findings in the breast cancer research program.

      Tax Matters. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prevents publicly-held corporations from deducting, for federal income tax purposes, compensation in excess of $1 million paid to certain executives. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee has considered the limitations on deductions imposed by Section 162(m) of the Code and it is the Committee's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.


                                                Respectfully submitted,

                                                David Rubinfien
                                                Richard A. Sandberg
                                                T. Stephen Thompson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee are David Rubinfien, Richard A. Sandberg and T. Stephen Thompson. No member of the Committee is currently, or has ever been, an officer or employee of the Company or any of its subsidiaries, or had any relationship with the Company during the last fiscal year that would require disclosure herein.

      During the 1999 fiscal year no executive officer of the Company served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors), nor served as a director, of another entity, one of whose executive officers serves as a director of the Company or serves on the Company's Compensation Committee.

STOCK PERFORMANCE GRAPH

      The Stock Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from December 31, 1994 to December 31, 1999, with the cumulative total return of the Nasdaq Market Index and the Company's four digit SIC Code Index over the same period. The comparison assumes $100 was invested on December 31, 1994 in the Company's Common Stock, in the Nasdaq Market Index and in the four digit SIC Code Index and assumes reinvestment of dividends, if any.

                  COMPARISON OF CUMULATIVE TOTAL RETURN (l)(2)

                                  [LINE GRAPH]

                           12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
  Matritech, Inc.           100.00      216.67      453.33      260.00       88.34      176.67
   SIC Code 2835            100.00      169.63      155.58      127.99      148.76      247.01
Nasdaq Market Index         100.00      129.71      161.18      197.16      278.08      490.46













(1) This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL II
                     APPROVAL OF AMENDMENT TO THE 1992 PLAN

      The 1992 Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders in March 1992. The 1992 Plan has subsequently been amended three times: in March 1994 the 1992 Plan was amended by the Board of Directors and such amendment was approved by the Company's stockholders in May 1994; in February 1996 the 1992 Plan was amended by the Board of Directors and such amendment was approved by the Company's stockholders in June 1996; and in February 1997 the 1992 Plan was amended by the Board of Directors and such amendment was approved by the Company's stockholders in June 1997. A maximum of 1,500,000 shares of Common Stock are currently reserved for issuance under the 1992 Plan upon the exercise of options or in connection with awards of stock of the Company ("Awards") or the opportunity to make direct stock purchases of shares of the Company ("Purchases"). The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the number of shares authorized for issuance pursuant to the 1992 Plan to 2,500,000 shares.

      The Company's management relies on stock options as essential parts of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the Company believes that the proposed amendment to increase the number of shares available under the 1992 Plan is essential to permit its Compensation Committee and the Company's management to continue to provide meaningful long-term, equity-based incentives to present and future key employees.

      As of March 31, 2000, approximately 113,937 shares remained authorized for issuance under the 1992 Plan. If the proposed amendment to the 1992 Plan is not approved, the Company may be unable to continue to provide meaningful long-term equity based incentives to present and future employees. If the proposed amendment to the 1992 Plan to increase the number of shares of Common Stock issuable under the 1992 Plan from 1,500,000 to 2,500,000 shares is not approved by the stockholders, the Company will not grant options, Awards or opportunities to purchase shares under the 1992 Plan in excess of that number of shares of Common Stock remaining available under the existing 1992 Plan. The Company has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the 1992 Plan if the proposed amendment to the 1992 Plan is approved.

DESCRIPTION OF THE 1992 PLAN

      The purpose of the 1992 Plan is to provide incentives to officers and other employees of the Company by providing them with opportunities to purchase stock of the Company.

      Under the 1992 Plan, officers and other employees of the Company may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Code, and directors, officers, employees and consultants of the Company may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"), (ii) Awards of stock of the Company and (iii) Purchases. ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options."

      The 1992 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Subject to the terms of the 1992 Plan, the Committee has authority to determine the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights. As of March 31, 2000 approximately 32 persons were eligible to participate in the 1992 Plan.

      Stock Rights may be granted under the 1992 Plan at any time prior to March 2, 2002. The exercise price per share of Non-Qualified Options granted under the 1992 Plan cannot be less than the minimum legal consideration required under applicable state law. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The 1992 Plan provides that each Option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of ISOs, ten years and one day in the case of Non-Qualified Options, and five years in the case of ISOs granted to an employee or officer holding more than 10% of the voting stock of the Company.

      Each Option granted under the 1992 Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO if such acceleration would violate the $100,000 per year annual vesting limitation on the fair market value of stock subject to ISOs granted to any employee.

      Payment of the exercise price of an Option granted under the 1992 Plan may be made, in whole or in part, in United States dollars, by check or by other means authorized by the Committee, evidenced in writing at the time of the grant. The 1992 Plan contains terms providing for the exercise of Options by or on behalf of former and deceased employees, respectively, as described below.

      Only the optionee may exercise an Option; no assignment or transfers are permitted except by will or by the laws of descent and distribution.

      If an ISO optionee ceases to be employed by the Company, other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of 90 days from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee is disabled or dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO). Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Committee.

      Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board of Directors may from time to time adopt amendments to the 1992 Plan, certain of which are subject to stockholder approval, and may terminate the 1992 Plan at any time (although such action shall not affect Options previously granted). Any shares subject to an Option granted under the 1992 Plan, which for any reason expire or terminate unexercised, may again be available for future Option grants. Unless terminated sooner, the 1992 Plan will terminate on March 2, 2002.

      On April 21, 2000 the market price, as reported on the Nasdaq National Market, of the Common Stock, the class of stock underlying all Stock Rights under the 1992 Plan, was $5.94 per share.

FEDERAL TAX CONSIDERATIONS

      THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF STOCK RIGHTS GRANTED UNDER THE 1992 PLAN IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT. IN ADDITION, THERE MAY BE FOREIGN, STATE OR LOCAL TAX CONSEQUENCES THAT ARE NOT DISCUSSED HEREIN.

      A. Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1992 Plan:

            1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and the Company will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

            2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

            3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

            4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

            5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
(ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

            6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

            7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

            8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The alternative minimum tax rate (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

            9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

      B. Non-Qualified Options. The following general rules are applicable under current United States federal income tax law to Non-Qualified Options granted under the 1992 Plan:

            1. In general, an optionee will not recognize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a Federal income tax deduction by reason of such grant.

            2. An optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

            3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the optionee's basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

            4. When an optionee recognizes ordinary income attributable to a Non-Qualified Option, the Company generally will be entitled to a corresponding federal income tax deduction.

            5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

            6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

      C. Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases under the 1992 Plan:

            1. Persons receiving Common Stock pursuant to an Award or Purchase generally will recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid.

            2. The Company generally should be entitled to a corresponding deduction for Federal income tax purposes when such person recognized ordinary income. When such Common Stock is sold, the seller generally will recognize capital gain or loss.

            3. Special rules apply if the Stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under Federal Securities laws applicable to directors, officers or 10% stockholders.

STOCK OPTIONS GRANTED UNDER THE 1992 PLAN SINCE ITS INCEPTION

      The following table sets forth as of April 21, 2000 all options granted under the 1992 Plan since its inception to (i) each of the Named Officers, (ii) each nominee for election as a director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees, excluding executive officers, as a group.

      NAME AND PRINCIPAL POSITION                   NUMBER OF OPTIONS
      ---------------------------                   -----------------
      Stephen D. Chubb (1)                               274,793
          Chairman, Director and
          Chief Executive Officer

      David L. Corbet (1)                                337,525
          Director, President and
          Chief Operating Officer

      Ying-Jye Wu (1)                                    136,957
          Vice President, Research and
          Development

      Patrick A. Maley (1)                               103,008
          Vice President, Sales and
          Marketing

      David Rubinfien                                     20,000

      Richard A. Sandberg                                 10,000

      T. Stephen Thompson                                 10,000

      C. William Zadel                                    10,000

      All Current Executive Officers                     892,283
          as a Group (5 Persons)

      All Current Directors who are not                   50,000
          Executive Officers as a Group
          (5 Persons)

      All Employees who are not                          708,642
          Executive Officers as a Group (2)

--------------------

(1) Persons who have received five percent or greater of the options granted under the 1992 Plan.

(2) Includes 403,385 shares issuable upon exercise of options which have been terminated.

      The Board of Directors recommends a vote FOR Proposal II to approve the amendment of the Company's 1992 Plan to increase to 2,500,000 the number of shares authorized for issuance thereunder.

                                  PROPOSAL III
              PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      The Director Plan was adopted by the Company's Board of Directors in March 1992 and approved by the Company's stockholders in March 1992. The Director Plan has subsequently been amended and restated once: in March 1995, the Director Plan was amended and restated by the Board of Directors and such amendment and restatement was approved by the Company's stockholders in June 1995. The Director Plan, as so amended and restated, has further been amended once: in April 1996, the Director Plan was amended by the Board of Directors and such amendment was approved by the Company's stockholders in June 1996. A maximum of 215,000 shares of Common Stock are currently reserved for issuance under the Director Plan upon the exercise of options. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to increase the number of shares authorized for issuance pursuant to the Director Plan to 465,000 shares.

      As of March 31, 2000, no shares remained authorized for issuance under the Director Plan. If the proposed amendment to the Director Plan to increase the number of shares of Common Stock issuable under the Director Plan from 215,000 to 465,000 shares is not approved by the stockholders, the Company will no longer grant any options to purchase shares under the Director Plan. The Board of Directors believes that increased option ownership by the Board of Directors, as embodied in the proposed amendment, is important to better align their interests with the interests of the stockholders. A description of the Director Plan is set forth below.

      Under the Director Plan, in fiscal 2000 Messrs. Rubinfien, Sandberg, Thompson and Zadel will each receive an option to purchase 10,000 shares.

DESCRIPTION OF THE DIRECTOR PLAN

      The Director Plan is administered by the Board of Directors. The Board of Directors, subject to the provisions of the Director Plan, has the power to construe the Director Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Director Plan as it may deem desirable. Options are granted pursuant to the Director Plan only to non-employee members of the Board of Directors of the Company and are issued in consideration for services rendered to the Company. The Director Plan includes two types of option grants: (a) each non-employee director who becomes a member of the Board of Directors after approval of the proposed amendment is automatically granted on the date of such election, without further action by the Board, an option (an "Initial Option") to purchase 10,000 shares of the Company's Common Stock and (b) annually, each non-employee director is automatically granted as of the date of the Annual Meeting of Stockholders in such year an option (an "Annual Option") to purchase 10,000 shares. Each non-employee director who becomes a member of the Board of Directors after the Annual Meeting of Stockholders in any year, starting with 1996, is entitled to receive, in addition to the Initial Option, a fraction of the Annual Option equal to (x) divided by twelve (12), where (x) equals the number of complete months remaining until the first anniversary of the preceding Annual Meeting of Stockholders. The exercise price per share for all options granted under the Director Plan is equal to 100% of the fair market value of the Common Stock based on the market price of the Common Stock as of the date of grant. The Initial Options granted under the Director Plan will vest in four equal annual installments beginning on the first anniversary of the date of grant. The Annual Options will vest in four equal quarterly installments beginning on the three month anniversary of the date of grant. As of April 21, 2000 there were four directors eligible to participate in the Director Plan.

      Stock options may be granted under the Director Plan at any time prior to March 2, 2002. The term of each option will be for a period of 10 years from the date of grant. Options may not be assigned or transferred except by will or the laws of descent and distribution and the vested portions of the option are exercisable only while the optionee is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company. However, if a director dies or becomes disabled while he or she is serving as a director of the Company or within 90 days after the optionee ceases to serve as a director of the Company, any option granted shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee, his or her personal representative, heir or legatee, until the scheduled expiration date of the option. The Director Plan is not subject to the provisions of ERISA, and the provisions of section 401(a) of the Code are not applicable to the Director Plan. Option holders are protected against dilution in the event of a stock dividend or stock split.

FEDERAL TAX CONSIDERATIONS

      The following discussion summarizes certain federal income tax considerations for directors receiving options under the Director Plan and certain federal income tax effects on the Company. However, the summary does not address every situation that may result in taxation.

            1. Options granted under the Director Plan do not qualify as "Incentive Stock Options", as defined in Section 422(b) of the Code.

            2. A director will not recognize any taxable income upon the grant of an option under the Director Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

            3. A director may be entitled to exercise an option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If a director exercises an option in such a manner, special rules will apply.

            4. When a director sells the Common Stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss equal to the difference between the amount realized upon sale of the stock and his or her basis in the stock (in the case of a cash exercise, the exercise price plus the amount, if any, taxed to the director as compensation income as a result of his or her exercise of the option). If the director's holding period for the stock exceeds one year, the gain or loss will be long-term capital gain or loss.

            5. No federal tax deduction will be allowed to the Company upon the grant of an option under the Director Plan. When a director recognizes compensation income as a result of the exercise of an option under the Director Plan, the Company generally will be entitled to a corresponding deduction for federal income tax purposes.

            6. Directors of the Company who exercise options under the Director Plan may receive, in certain circumstances, Common Stock treated as "Restricted Stock" under the Code because of the securities laws rules applicable to the directors. If the Common Stock acquired by a director upon exercise of an option is Restricted Stock, special rules will apply.

      The following table sets forth as of March 31, 2000 all options granted under the Director Plan since its inception to each nominee for election as a director who is not an officer or employee of the Company.

      NAME AND PRINCIPAL POSITION                   NUMBER OF OPTIONS
      ---------------------------                   -----------------
      David Rubinfien                                    29,649

      Richard A. Sandberg                                11,667

      T. Stephen Thompson                                39,649

      C. William Zadel                                   35,300


      The Board of Directors recommends a vote FOR the approval of Proposal III to approve the amendment of the Director Plan.


                                   PROPOSAL IV
                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2000. Arthur Andersen LLP has served as the Company's auditors since fiscal 1987. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company's independent public accountants is not required under Delaware law or under the Company's Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended December 31, 2000, the Company's Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants. The Board of Directors recommends a vote FOR the ratification of this selection.

                                VOTING PROCEDURES

      The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

      Proposal I. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The six nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected as directors. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of all the nominees. Where the stockholder properly withheld authority to vote for a particular nominee or nominees, such stockholder's shares will not be counted toward such nominee or nominees' achievement of a plurality.

      Proposals II and III. With respect to the proposed approvals of amendments to the Company's 1992 Plan and Director Plan, the Company's By-Laws and federal tax regulations provide that the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. The Delaware courts have interpreted "abstention" to mean the voluntary decision not to vote. Thus, shares subject to abstentions and shares subject to broker "non-votes" are considered to have been voted for this matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Under the 1992 Plan and Director Plan and under the rules promulgated by the Securities and Exchange Commission (the "SEC"), however, if the 1992 Plan and Director Plan are to comply with Rule 16b-3, they must be approved by the affirmative vote of the holders of a majority of the Company's stock present, or represented, and entitled to vote at the Annual Meeting. Under guidance issued by the SEC, shares subject to abstentions would be considered shares present and entitled to vote at the Annual Meeting for the purposes of determining whether the matter has been approved for the purposes of Rule 16b-3 and thus abstentions would have effect of a vote against the matter. Broker "non-votes," according to the SEC, are not considered shares entitled to vote because the broker does not have the authority to vote the shares with regard to the 1992 Plan and Director Plan. Accordingly, broker "non-votes" would not affect the outcome of a vote on these matters for the purposes of Rule 16b-3.

      Other Matters. For all other proposals submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that proposal is required for approval. Abstentions, as well as broker "non votes," are not considered to have been voted for such proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices not later than January 13, 2001. Under the Company's By-Laws, the deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the next annual meeting of stockholders is the later of April 12, 2001 or 60 days prior to the 2001 annual meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1999 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999, except Richard A. Sandberg and Ying-Jye Wu each filed one late report.

                            EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any such further solicitation. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the name of a nominee. The Company will reimburse such persons for their reasonable out-of-pocket costs.

                                                                      Appendix A

                                 MATRITECH, INC.
                ANNUAL MEETING OF STOCKHOLDERS OF MATRITECH, INC.
                           TO BE HELD ON JUNE 16, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                MATRITECH, INC.

         The undersigned, revoking all prior proxies, hereby appoints Stephen D. Chubb and David L. Corbet, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of Common Stock of Matritech, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Newton, 320 Washington Street, Newton, Massachusetts 02458 on Friday, June 16, 2000 at 10:00 a.m., local time, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 12, 2000, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSALS IN ITEMS 2, 3 AND
4. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

       PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?
------------------------                    --------------------------------


------------------------                    --------------------------------


------------------------                    --------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

MATRITECH, INC.




1.) Election of Directors - To elect six members to the Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

              Withhold
For All       From All      For All
Nominees      Nominees      Except
[ ]              [ ]          [ ]


NOMINEES: STEPHEN D. CHUBB, DAVID L. CORBET, DAVID RUBINFIEN, RICHARD A. SANDBERG, T. STEPHEN THOMPSON AND C. WILLIAM ZADEL.

Instruction: To withhold authority to vote for one or more of the nominees listed above, mark the "For All Except" box and write the nominee(s) name(s) in the space provided above.

2.) To approve an amendment to the Company's 1992 Stock Plan to increase the number of shares of Common Stock authorized for issuance pursuant to the 1992 Stock Plan from 1,500,000 shares to 2,500,000 shares.

For            Against       Abstain
[ ]              [ ]          [ ]


3.) To approve an amendment to the Company's Amended and Restated 1992 Non-Employee Director Stock Option Plan to increase the number of shares of Common Stock authorized for issuance pursuant to the Amended and Restated 1992 Non-Employee Director Stock Option Plan from 215,000 shares to 465,000 shares.

For            Against       Abstain
[ ]              [ ]          [ ]


4.) To ratify the selection of the firm of Arthur Andersen LLP as For Against Abstain auditors for the fiscal year ending December 31, 2000.

For            Against       Abstain
[ ]              [ ]          [ ]


5.) To transact such other business as may properly come before the meeting and any adjournments thereof.

Mark box at right if you plan to attend the Annual Meeting. [ ]

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

RECORD DATE SHARES:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSALS.

Please be sure to sign and date this Proxy.          Date:


Stockholder sign here                                         Co-owner sign here

                                 MATRITECH, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of Matritech that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 16, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

MATRITECH, INC.